UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 1-13270

FLOTEK INDUSTRIES, INC.

Incorporated pursuant to the Laws of the State of Delaware

Internal Revenue Service –Employer Indentification No. 90-0023731

7030 Empire Central Drive, Houston, Texas 77040

(713) 849-9911

ITEM 5.    Other Events.

        On December 21, 2004, Flotek Industries, Inc. (the "Company") issued a press release announcing the signing of a definitive agreement to purchase the stock of privately held Spidle Sales and Services, Inc., for $8 million in cash, debt and stock on December 20, 2004. The deal is anticipated to close during January 2005. ..

        The press release is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

ITEM 7.    Financial Statements, Pro Forma Information and Exhibits.

        (a)        Exhibits:

Exhibit Number	Description of Exhibit

99.1	News Release dated December 21, 2004

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2004 /s/ Jerry D. Dumas, Sr. Jerry D. Dumas, Sr. Chairman & Chief Executive Officer